EXECUTION VERSION

EXHIBIT 4.192

AMENDMENT NO. 1

TO

AMENDED AND RESTATED MASTER MOTOR VEHICLE LEASE

AND SERVICING AGREEMENT (GROUP IV),

dated as of May 22, 2007

among

RENTAL CAR FINANCE CORP.,

as Lessor,

DTG OPERATIONS, INC.,

as Lessee and Servicer,

and those Subsidiaries of

Dollar Thrifty Automotive Group, Inc.

from time to time

becoming Lessees and Servicers thereunder

and

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.,

as Guarantor and Master Servicer

AMENDMENT NO. 1

TO AMENDED AND RESTATED MASTER MOTOR VEHICLE LEASE AND SERVICING AGREEMENT (GROUP IV)

This Amendment No. 1 to the Amended and Restated Master Motor Vehicle Lease and Servicing Agreement (Group IV), dated as of May 22, 2007 (“Amendment”), by and between Rental Car Finance Corp., a special purpose Oklahoma corporation (“RCFC”), DTG Operations Inc., an Oklahoma corporation (“DTG Operations”), and those Subsidiaries of DTAG (as defined below) from time to time becoming Lessees under the Group IV Lease (as defined below) pursuant to Section 28 thereunder (each, an “Additional Lessee”), and Dollar Thrifty Automotive Group, Inc., a Delaware corporation (“DTAG”) (RCFC, DTG Operations, each Additional Lessee, and DTAG are collectively referred to herein as the “Parties”).

RECITALS:

A.        RCFC, as Lessor, DTG Operations, as Lessee and Servicer, those Subsidiaries of DTAG from time to time becoming Lessees and Servicers under the Group IV Lease, and DTAG, as Guarantor and Master Servicer, entered into that certain Amended and Restated Master Motor Vehicle Lease and Servicing Agreement, dated as of February 14, 2007 (the “Group IV Lease”); and

B.        The Parties wish to amend and supplement the Group IV Lease as provided herein pursuant to Section 22 thereof.

NOW THEREFORE, the Parties hereto agree as follows:

1.            Definitions. Capitalized terms used in this Amendment not herein defined shall have the meaning contained in the Group IV Lease.

2.	Amendment. The Group IV Lease is hereby amended as follows:

(a)       By deleting in its entirety the last sentence of Section 15.1.1 and replacing it with the following:

“The foregoing shall include, without limitation, any claim by any third party against the Lessor for personal injury, property or other damages arising out of any of the foregoing with respect to any such Vehicles;”

3.            Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any of the Parties hereto under the Group IV Lease, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Group IV Lease, all of which are hereby ratified and affirmed in all respects by each of the Parties hereto and shall continue in full force and effect. This Amendment shall apply and be effective only with respect to the provisions of the Group IV Lease specifically referred to herein and any references in the Group IV Lease to the provisions of the Group IV Lease specifically referred to herein shall be to such provisions as amended by this Amendment.

4.         Binding Effect. This Amendment shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

5.         GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PROVISIONS THEREOF REGARDING CONFLICTS OF LAWS), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

6.         Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

[SIGNATURES ON FOLLOWING PAGES]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed and delivered as of the day and year first above written.

LESSOR:

RENTAL CAR FINANCE CORP.

By:___________________________________
Pamela S. Peck
Vice President and Treasurer

Address:	5330 East 31st Street
Tulsa, Oklahoma 74135
Attention:	Pamela S. Peck
Telephone:	(918) 669-2550
Facsimile:	(918) 669-2301

LESSEES AND SERVICERS:

DTG OPERATIONS, INC.

By:___________________________________
Pamela S. Peck
Treasurer

Address:	5330 East 31st Street
Tulsa, Oklahoma 74135
Attention:	Pamela S. Peck
Telephone:	(918) 669-2395
Facsimile:	(918) 669-2301

GUARANTOR:

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.

By:___________________________________
Pamela S. Peck
Vice President and Treasurer

Address:	5330 East 31st Street
Tulsa, Oklahoma 74135
Attention:	Pamela S. Peck
Telephone:	(918) 660-7700
Facsimile:	(918) 669-2301

The foregoing Amendment is hereby consented

and accepted as of the date first above written:

DEUTSCHE BANK TRUST COMPANY

AMERICAS, as Trustee

By:___________________________________
Name:
Title:
By:___________________________________
Name:
Title:

DEUTSCHE BANK TRUST COMPANY

AMERICAS, as Master Collateral Agent

By:___________________________________
Name:
Title:
By:___________________________________
Name:
Title:

AMBAC ASSURANCE CORPORATION,

as Series 2006-1 Insurer

By:___________________________________
Name:
Title:

CREDIT SUISSE, ACTING THROUGH ITS

NEW YORK BRANCH,

as Enhancement Provider

By:___________________________________
Name:
Title:
By:___________________________________
Name:
Title: